Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund
due November 4, 2013
Citigroup Funding Inc.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

April 30, 2012

CITIGROUP FUNDING INC.	April 30, 2012 Medium-Term Notes, Series D Pricing Supplement No. 2012-MTNDG0233 Registration Statement Nos. 333-172554 and 333-172554-01 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund
Due November 4, 2013
Trigger Performance Leveraged Upside SecuritiesSM
$1,000 per Security
Any Payments Due from Citigroup Funding Inc.
Fully and Unconditionally Guaranteed by Citigroup Inc.

•
The Dual Directional Trigger Securities, which we refer to as the securities, offer the potential for a positive return at maturity based on the absolute value of the percentage change, within a limited range, in the closing price of shares of the Energy Select Sector SPDR® Fund, which we refer to as the underlying shares, from the pricing date to the valuation date (as measured solely on those two dates). If the closing price of the underlying shares increases from the pricing date to the valuation date, the securities offer a positive return at maturity equal to the percentage increase multiplied by a leverage factor, subject to the maximum payment at maturity.  If the closing price of the underlying shares declines from the pricing date to the valuation date by no more than 20%, the securities offer a positive return at maturity equal to the absolute value of the percentage decline.  However, if the closing price of the underlying shares declines by more than 20% from the pricing date to the valuation date, you will be negatively exposed to the full amount of the percentage decline of the underlying shares and will lose 1% of the stated principal amount of your securities for every 1% of decline.  The securities are not principal protected.  The securities are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the securities are subject to the credit risk of Citigroup Inc.

•
The securities are performance leveraged upside securities as described in the PLUS product supplement.  However, the securities differ from the PLUS described in the accompanying PLUS product supplement in that the securities offer the potential for a positive return at maturity if the closing price of shares of the Energy Select Sector SPDR® Fund declines by up to 20% from the pricing date to the valuation date.  The securities are not the Buffered PLUS described in the accompanying PLUS product supplement.  Unlike the Buffered PLUS, the securities do not provide any protection if the closing price of shares of the Energy Select Sector SPDR® Fund declines by more than 20% from the pricing date to the valuation date.

•	The securities will mature on November 4, 2013. We will not pay interest on the securities.
•	The securities will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The stated principal amount and issue price of each security is $1,000.
•	At maturity, you will receive, for each $1,000 stated principal amount of securities that you hold, an amount in cash equal to:
o
If the closing price of one underlying share on the valuation date (which we refer to as the “initial share price”) is greater than or equal to the closing price of one underlying share on the pricing date (which we refer to as the “final share price”), the $1,000 stated principal amount plus the leveraged upside payment.  However, in no event will the payment at maturity exceed the maximum payment at maturity of $1,242.50 per security (124.25% of the stated principal amount).

o
If the final share price is less than the initial share price but greater than or equal to the trigger price, the $1,000 stated principal amount plus the product of (i) $1,000 and (ii) the absolute share return. In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying shares.

o
If the final share price is less than the trigger price, the product of (i) $1,000 and (ii) the share performance factor.  This amount will be at least 20% less than the stated principal amount of $1,000 and could be zero.  There is no minimum payment at maturity on the securities.

•	The absolute share return will be equal to the absolute value of the share percent change.
•	The share percent change will be a fraction equal to (i) the final share price minus the initial share price, divided by (ii) the initial share price.
•	The share performance factor will be a fraction equal to (i) the final share price, divided by (ii) the initial share price.
•	The leveraged upside payment will be equal to the product of (i) $1,000, (ii) the “leverage factor” of 110% and (iii) the absolute share return.
•	The trigger price is $56.936, 80% of the initial share price.
•	The pricing date is April 30, 2012.
•	The valuation date will be October 30, 2013, subject to postponement for non-trading days and certain market disruption events.
•
The securities will not be listed on any securities exchange. Accordingly, the securities will have limited or no liquidity. You should not invest in the securities unless you are willing to hold them until maturity.

•	The CUSIP for the securities is 1730T0XC8. The ISIN for the securities is US1730T0XC88.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-12.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus, prospectus supplement and pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to public	Underwriting fee(1)	Proceeds to issuer
Per security	$1,000.00	$7.50	$992.50
Total	$1,780,000.00	$13,350.00	$1,766,650.00
(1) Citigroup Global Markets Inc., an affiliate of Citigroup Funding Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $7.50 from Citigroup Funding Inc. for each security sold in this offering. From this underwriting fee, Citigroup Global Markets Inc. will pay the registered representatives of Citigroup Global Markets Inc. a fixed sales commission of $7.50 for each security they sell.  Additionally, it is possible that Citigroup Global Markets Inc. and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. You should refer to “Risk Factors” and “Fact Sheet—Supplemental information regarding plan of distribution; conflicts of interest” in this pricing supplement for more information.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
Investment Products	Not FDIC insured	May Lose Value	No Bank Guarantee

Final Terms
Issuer:	Citigroup Funding Inc.
Guarantee:
Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the securities are not principal protected, you may receive an amount at maturity that is substantially less than the stated principal amount and could be zero.  All payments on the securities are subject to the credit risk of Citigroup Inc.

Aggregate principal amount:	$1,780,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	April 30, 2012
Original issue date:	May 3, 2012
Maturity date:	November 4, 2013
Underlying shares:	Shares of the Energy Select Sector SPDR® Fund (NYSE Arca Symbol: “XLE”). We refer to the Energy Select Sector SPDR® Fund as the fund.
Share underlying index:	S&P Energy Select Sector Index
Payment at maturity per security:	If the final share price is greater than or equal to the initial share price: $1,000 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.

If the final share price is less than the initial share price but greater than or equal to the trigger price:
$1,000 + ($1,000 × absolute share return)
In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying shares.

If the final share price is less than the trigger price:
$1,000 × share performance factor
This amount will be less than $800 and could be zero.  There is no minimum payment at maturity on the securities.

Absolute share return:	The absolute value of the share percent change
Share percent change:	(final share price – initial share price) / initial share price
Share performance factor:	final share price / initial share price
Leveraged upside payment:	$1,000 × leverage factor × absolute share return
Initial share price:	$71.17, the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the valuation date
Valuation date:	October 30, 2013, subject to postponement for non-trading days and certain market disruption events
Leverage factor:	110%
Trigger price:	$56.936, 80% of the initial share price
Maximum payment at maturity:	$1,242.50 per security (124.25% of the stated principal amount, equivalent to a return of 24.25% over the term of the securities)
CUSIP:	1730T0XC8
ISIN:	US1730T0XC88
Listing:
The securities will not be listed on any securities exchange. Accordingly, the securities will have limited or no liquidity. You should not invest in the securities unless you are willing to hold them until maturity.

Underwriter:	Citigroup Global Markets Inc., an affiliate of the issuer. See “Fact Sheet—Supplemental information regarding plan of distribution; conflicts of interest” in this pricing supplement.
Underwriting fee and issue price:	Price to public	Underwriting fee(1)	Proceeds to issuer
Per security	$1,000.00	$7.50	$992.50
Total	$1,780,000.00	$13,350.00	$1,766,650.00

(1) Citigroup Global Markets Inc., an affiliate of Citigroup Funding Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $7.50 from Citigroup Funding Inc. for each security sold in this offering. From this underwriting fee, Citigroup Global Markets Inc. will pay the registered representatives of Citigroup Global Markets Inc. a fixed sales commission of $7.50 for each security they sell.  Additionally, it is possible that Citigroup Global Markets Inc. and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. You should refer to “Risk Factors” and “Fact Sheet—Supplemental information regarding plan of distribution; conflicts of interest” in this pricing supplement for more information.

You should read this document together with the PLUS product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

PLUS Product Supplement filed on May 16, 2011: http://www.sec.gov/Archives/edgar/data/831001/000119312511141342/d424b2.htm
Prospectus and Prospectus Supplement filed on May 12, 2011: http://www.sec.gov/Archives/edgar/data/831001/000095012311049309/y91273b2e424b2.htm

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

Investment Overview
Trigger Performance Leveraged Upside Securities

The Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013 (the “securities”) can be used:
■
As an alternative to direct exposure to the underlying shares that enhances returns for a certain range of positive performance of the underlying shares from the pricing date to the valuation date (as measured solely on those two dates); however, by investing in the securities, you will not be entitled to receive any dividends paid with respect to the underlying shares, which, as of April 30, 2012, had a trailing 12-month dividend yield of 1.60% per year.  If this dividend yield remained constant for the term of the securities, this would be equivalent to 2.40% (calculated on a simple interest basis) over the approximately 1.5-year term of the securities.  However, it is impossible to predict whether the dividend yield over the term of the securities will be higher, lower or the same as this dividend yield or the dividend yield during any other period.  You should carefully consider whether an investment that does not provide for dividends or periodic interest payments is appropriate for you

■	To obtain an unleveraged positive return for a certain range of negative performance of the underlying shares from the pricing date to the valuation date (as measured solely on those two dates)
■	To outperform the underlying shares in a moderately bullish or moderately bearish scenario

Maturity:	Approximately 1.5 years
Leverage factor:	110% (applicable only if the final share price is greater than the initial share price)
Maximum payment at maturity:	$1,242.50 per security (124.25% of the stated principal amount)
Minimum payment at maturity:	None; you may lose up to all of the stated principal amount of the securities if the final share price is less than the trigger price
Trigger price:	80% of the initial share price
Coupon:	None
Listing:
The securities will not be listed on any securities exchange. Accordingly, the securities will have limited or no liquidity. You should not invest in the securities unless you are willing to hold them until maturity.

Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the securities are subject to the credit risk of Citigroup Inc.

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund, which we refer to as the fund, is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company.  The Select Sector SPDR® Trust consists of nine separate investment portfolios, including the Energy Select Sector SPDR® Fund.  The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P Energy Select Sector Index.  The S&P Energy Select Sector Index is calculated and disseminated by Standard & Poor’s Financial Services LLC and is designed to provide an effective representation of the energy sector of the S&P 500® Index.  The S&P Energy Select Sector Index includes companies in the following industries: oil, gas & consumable fuels and energy equipment & services.  Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  For additional information, please see “Information about the Underlying Shares” in this pricing supplement.

Information as of market close on April 30, 2012:

Bloomberg Ticker Symbol:	XLE
Current Closing Price:	$71.17
52 Weeks Ago (on 5/2/2011):	$79.42
52 Week High (on 7/22/2011):	$79.79
52 Week Low (on 10/3/2011):	$56.55

April 2012	PS-3

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

Energy Select Sector SPDR® Fund Historical Performance – Daily Share Closing Prices January 3, 2007 to April 30, 2012
April 2012	PS-4

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

Key Investment Rationale
This approximately 1.5-year investment offers the potential for a positive return at maturity based on the absolute value of the percentage change, within a limited range, in the closing price of shares of the Energy Select Sector SPDR® Fund, which we refer to as the underlying shares, from the pricing date to the valuation date (as measured solely on those two dates).  If the closing price of the underlying shares increases from the pricing date to the valuation date, the securities offer a positive return at maturity equal to the percentage increase multiplied by a leverage factor, subject to the maximum payment at maturity.  If the closing price of the underlying shares declines from the pricing date to the valuation date by no more than 20%, the securities offer a positive return at maturity equal to the absolute value of the percentage decline.  However, if the closing price of the underlying shares declines by more than 20% from the pricing date to the valuation date, you will be negatively exposed to the full amount of the percentage decline of the underlying shares and will lose 1% of the stated principal amount of your securities for every 1% of decline.

Investors will not be entitled to receive any dividends paid with respect to the underlying shares.  As of April 30, 2012, the underlying shares had a trailing 12-month dividend yield 1.60% per year.  If this dividend yield remained constant for the term of the securities, this would be equivalent to 2.40% (calculated on a simple interest basis) over the approximately 1.5-year term of the securities.  However, it is impossible to predict whether the dividend yield over the term of the securities will be higher, lower or the same as this dividend yield or the dividend yield during any other period.  You should carefully consider whether an investment that does not provide for dividends or periodic interest payments is appropriate for you.  The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Leveraged Performance
The securities offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying shares within a certain range of positive performance from the pricing date to the valuation date.

Absolute Return
The securities enable investors to obtain an unleveraged positive return if the closing price of the underlying shares declines from the pricing date to the valuation date, so long as the final share price is greater than or equal to the trigger price.

Payment Scenario 1
The closing price of the underlying shares is greater on the valuation date than on the pricing date.  At maturity, the securities are redeemed for the stated principal amount of $1,000 plus 110% of the absolute share return, subject to a maximum payment at maturity of $1,242.50 per security (124.25% of the stated principal amount).  For example, if the final share price is 10% greater than the initial share price, the securities will provide a total return of 11% at maturity.

Payment Scenario 2
The closing price of the underlying shares is lower on the valuation date than on the pricing date but is greater than or equal to the trigger price.  At maturity, the securities are redeemed for the stated principal amount of $1,000 plus 100% of the absolute share return.  In this case, you receive a 1% positive return on the securities for each 1% negative return on the underlying shares.  For example, if the final share price is 10% less than the initial share price, the securities will provide a total return of 10% at maturity.

Payment Scenario 3
The closing price of the underlying shares on the valuation date is less than the trigger price.  At maturity, the securities are redeemed for less than the stated principal amount by an amount that is proportionate to the full amount of the decline in the closing price of the underlying shares from the pricing date to the valuation date.  This amount will be less than $800 per security.  For example, if the closing price of the underlying shares is 35% lower on the valuation date than on the pricing date, then the securities will be redeemed at maturity for $650, or 65% of the stated principal amount.  There is no minimum payment at maturity on the securities.

Summary of Selected Key Risks (see page PS-12)

■	The securities do not pay interest or guarantee return of any principal.

■	The appreciation potential of the securities is limited by the maximum payment at maturity.

■	Historically, the closing price of the underlying shares has been volatile.

■
The securities are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the securities, and any actual or anticipated change to its credit ratings or credit spreads may adversely affect the value of the securities.

■	Investing in the securities exposes investors to risks associated with investments in securities with concentration in the energy sector.

■	The securities will not be listed on any securities exchange and secondary trading may be limited.

■	The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices.

April 2012	PS-5

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

■
The value of the securities will be influenced by many unpredictable factors, and you may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

■
The return on the securities (the effective yield to maturity) may be less than the amount that would be paid on a conventional fixed-rate debt security of ours (guaranteed by Citigroup Inc.) of comparable maturity.

■
Investing in the securities is not equivalent to investing in the underlying shares, any securities held by the fund or the stocks that constitute the share underlying index, and you will not be entitled to receive any dividends paid with respect to the underlying shares.

■	Adjustments to the underlying shares or share underlying index could adversely affect the value of the securities.

■	You will have no rights against the fund or the publisher of the share underlying index.

■	The fund is not the same as the share underlying index.

■	The anti-dilution adjustments do not cover every event that could affect the underlying shares.

■	The calculation agent, which is an affiliate of ours, will make determinations with respect to the securities.

■	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities.

■	The U.S. federal tax consequences of an investment in the securities are unclear.

April 2012	PS-6

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

Fact Sheet

The securities offered are senior unsecured obligations of Citigroup Funding Inc. (“Citigroup Funding”), will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying PLUS product supplement, prospectus supplement and prospectus, as supplemented or modified by this pricing supplement. The securities differ from the PLUS described in the accompanying PLUS product supplement in that the securities offer the potential for a positive return at maturity if the closing price of the Energy Select Sector SPDR® Fund declines by up to 20% from the pricing date to the valuation date. The securities are not the Buffered PLUS described in the accompanying PLUS product supplement. Unlike the Buffered PLUS, the securities do not provide any protection if the closing price of the Energy Select Sector SPDR® Fund declines by more than 20% from the pricing date to the valuation date.

At maturity, an investor will receive for each $1,000 stated principal amount of securities that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the closing price of the underlying shares on the valuation date. The securities do not guarantee any return of principal at maturity. The securities are senior notes issued as part of Citigroup Funding’s Series D Medium-Term Notes program. All payments on the securities are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the securities.

Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
April 30, 2012	May 3, 2012	November 4, 2013

Key Terms
Issuer:	Citigroup Funding Inc.
Guarantee:
Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the securities are not principal protected, you may receive an amount at maturity that is substantially less than the stated principal amount and could be zero.  All payments on the securities are subject to the credit risk of Citigroup Inc.

Underlying shares:	Shares of the Energy Select Sector SPDR® Fund (NYSE Arca Symbol: “XLE:). We refer to the Energy Select Sector SPDR® Fund as the fund.
Share underlying index:	S&P Energy Select Sector Index
Aggregate principal amount:	$1,780,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Denominations:	$1,000 per security and integral multiples thereof
Interest:	None
Payment at maturity per security:	■ If the final share price is greater than or equal to the initial share price: $1,000 + leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.

■ If the final share price is less than the initial share price but greater than or equal to the trigger price:
$1,000 + ($1,000 × absolute share return)
In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying shares.

■ If the final share price is less than the trigger price:
$1,000 × share performance factor
This amount will be less than $800 and could be zero. There is no minimum payment at maturity on the securities.
Absolute share return:	The absolute value of the share percent change
Leverage factor:	110%
Trigger price:	$56.936, 80% of the initial share price
Share percent change:	(final share price – initial share price) / initial share price
Leveraged upside payment:	$1,000 × leverage factor × absolute share return
Initial share price:	$71.17, the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the valuation date
Valuation date:	October 30, 2013, subject to postponement for non-trading days and certain market disruption events
Share performance factor:	final share price / initial share price
Maximum payment at maturity:	$1,242.50 per security (124.25% of the stated principal amount, equivalent to a return of 24.25% over the term of the securities)
Risk factors:	Please see “Risk Factors” beginning on page PS-12.
Clearing and settlement:	DTC

April 2012	PS-7

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

General Information
Listing:
The securities will not be listed on any securities exchange. Accordingly, the securities will have limited or no liquidity. You should not invest in the securities unless you are willing to hold them until maturity.

CUSIP:	1730T0XC8
ISIN:	US1730T0XC88
Tax considerations:
Each holder, by purchasing a security, agrees to treat it as a prepaid forward contract for U.S. federal income tax purposes.  There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “Certain United States Federal Income Tax Considerations” in the accompanying PLUS product supplement, the following U.S. federal income tax consequences should result under current law:

•  A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•  Upon sale or exchange of a security, or settlement of a security at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the security.  Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon sale, exchange or settlement of a security should be long-term capital gain or loss if the investor has held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, the securities may be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code.  In that case, all or a portion of any long-term capital gain a U.S. Holder would otherwise recognize on a sale, exchange or settlement of the securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain” (which, although the matter is unclear, may equal the amount of long-term capital gain the U.S. Holder would have recognized if on the issue date it had invested the face amount of its securities in the underlying shares and sold those shares for their fair market value on the date its securities are sold, exchanged or retired).  Any long-term capital gain recharacterized as ordinary income would be treated as accruing at a constant rate over the period the U.S. Holder held the securities, and the U.S. Holder would be subject to an interest charge with respect to the deemed tax liability on the income treated as accruing in prior tax years.  U.S. persons should read the section of the accompanying PLUS product supplement called “Certain United States Federal Income Tax Considerations – Possible Application of Section 1260” for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” regime.

Under current law, Non-U.S. Holders generally should not be subject to U.S. federal withholding or income tax with respect to amounts received on the sale, exchange or settlement of their securities.  Special rules apply to Non-U.S. Holders whose gain on their securities is effectively connected with the conduct of a U.S. trade or business or who are individuals present in the United States for 183 days or more in a taxable year.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. persons considering an investment in the securities should read the discussion under “Certain United States Federal Income Tax Considerations” in the accompanying PLUS product supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by the 2007 notice, and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee under an indenture dated June 1, 2005)
Calculation agent:	Citigroup Global Markets Inc. (“Citigroup Global Markets”)
Use of proceeds and hedging:	The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or

April 2012	PS-8

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

more of our affiliates.

On or prior to the pricing date, we, through our affiliates or others, hedged our anticipated exposure in connection with the securities by taking positions in swaps, options and/or futures contracts on the underlying shares and/or any securities held by the fund and/or on the stocks that constitute the underlying shares, in any securities held by the fund and/or the stocks that constitute the underlying shares and/or in any other securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could have affected the value of the underlying shares, and, accordingly, potentially affected the initial share price and the trigger price, and, therefore, affected the payment at maturity on the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could affect the closing price of the underlying shares on the valuation date and the payment at maturity on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus.

ERISA and IRA purchase considerations:
Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the securities as long as either (A) (1) no Citigroup Global Markets affiliate or employee or affiliate’s employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the securities or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the securities or (B) its acquisition and holding of the securities is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of securities by the account, plan or annuity.

You should refer to the section “ERISA Matters” in the PLUS product supplement for more information.

Fees and selling concessions:
Citigroup Global Markets, an affiliate of Citigroup Funding and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $7.50 from Citigroup Funding for each security sold in this offering. From this underwriting fee, Citigroup Global Markets will pay the registered representatives of Citigroup Global Markets Inc. a fixed sales commission of $7.50 for each security they sell.

Additionally, it is possible that Citigroup Global Markets and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. You should refer to “Risk Factors” below and “Risk Factors” and “Plan of Distribution; Conflicts of Interest” in the PLUS product supplement for more information.

Supplemental information regarding plan of distribution; conflicts of interest:
Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering of the securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated August 26, 2011 among Citigroup Funding Inc., Citigroup Inc. and the agents named therein, including Citigroup Global Markets, govern the sale and purchase of the securities.

Contact:	Clients may contact their local brokerage representative.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the underwriter, if, within 30 days of the offering, the underwriter repurchases the securities distributed by such dealers.

We encourage you to also read the accompanying PLUS product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks on the front page of this pricing supplement.

April 2012	PS-9

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

How The Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the closing price of the underlying shares from the pricing date to the valuation date (as measured solely on those two dates).

Investors will not be entitled to receive any dividends paid with respect to the underlying shares.  As of April 30, 2012, the underlying shares had a trailing 12-month dividend yield of 1.60% per year.  If this dividend yield remained constant for the term of the securities, would be equivalent to 2.40% (calculated on a simple interest basis) over the approximately 1.5-year term of the securities.  However, it is impossible to predict whether the dividend yield over the term of the securities will be higher, lower or the same as this dividend yield or the dividend yield during any other period.   You should carefully consider whether an investment that does not provide for dividends or periodic interest payments is appropriate for you.   The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

The graph is based on the following terms:

Stated principal amount:	$1,000 per security

Leverage factor:	110%

Trigger price:	$56.936, 80% of the initial share price

Maximum payment at maturity:	$1,242.50 per security (124.25% of the stated principal amount)

Minimum payment at maturity:	None

Payoff Diagram of the Securities

How it works

■
If the final share price is greater than or equal to the initial share price, investors will receive the $1,000 stated principal amount plus 110% of the percentage increase in the closing price of the underlying shares from the pricing date to the valuation date (as measured solely on those two dates), subject to the maximum payment at maturity.  In the payoff diagram, an investor will realize the maximum payment at maturity at a final share price of 122.045% of the initial share price.

■	For example, if the final share price has increased from the initial share price by 10%, investors will receive a 11% return, or a payment of $1,100 per security, at maturity.

April 2012	PS-10

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

■	If the final share price has increased from the initial share price by 50%, investors will only receive a 24.25% return at maturity, or the maximum payment at maturity of $1,242.50 per security.

■
If the final share price is less than the initial share price but greater than or equal to the trigger price, investors will receive a 1% positive return on the securities for each 1% negative return on the underlying shares.

■	For example, if the final share price has declined from the initial share price by 10%, investors will receive a 10% return, or a payment of $1,100 per security, at maturity.

■
If the final share price is less than the trigger price, investors will receive at maturity an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the closing price of the underlying shares from the initial share price.  This amount will be less than $800 per security and could be zero.  There is no minimum payment at maturity on the securities.

■
For example, if the final share price is 35% lower than the initial share price, investors will lose 35% of their principal and receive only $650 per security, or 65% of the stated principal amount, at maturity.

April 2012	PS-11

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should also read the section entitled “Risk Factors” in the accompanying PLUS product supplement and “Risk Factors” in the related prospectus supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors in connection with your investment in the securities.

■
The securities do not pay interest or guarantee return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the final share price is less than the trigger price (which is 80% of the initial share price), you will receive for each security that you hold a payment at maturity that is at least 20% less than the stated principal amount of each security, and this decrease will be by an amount proportionate to the full amount of the decline in the closing price of the underlying shares from the pricing date to the valuation date (as measured solely on those two dates). There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

■
The appreciation potential of the securities is limited by the maximum payment at maturity. The appreciation potential of the securities is limited by the maximum payment at maturity of $1,242.50 per security, or 124.25% of the stated principal amount. Although the leverage factor provides 110% exposure to any increase in the final share price over the initial share price, because the payment at maturity will be limited to 124.25% of the stated principal amount for the securities, any increase in the final share price over the initial share price by more than 22.045% of the initial share price will not increase the return on the securities.  Moreover, the return potential of the securities in the event that the closing price of the underlying shares declines from the pricing date to the valuation date is limited to a maximum of 20%.  Any decline in the closing price of the underlying shares of greater than 20% from the pricing date to the valuation date will result in a loss, rather than a positive return, on the securities.

■
Historically, the closing price of the underlying shares has been volatile. From January 3, 2007 to April 30, 2012, the closing price of the underlying shares has been as low as $38.12 and as high as $90.25.  If significant volatility results in a final share price that exceeds the initial share price by more than 22.045%, the maximum payment at maturity will cause the securities to underperform a direct investment in the underlying shares.  If significant volatility results in a final share price that is less than the trigger price, you will incur a significant loss on your investment in the securities.

■
The securities are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the securities, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the value of the securities. Investors are dependent on the ability of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the securities, to pay all amounts due on the securities at maturity, and, therefore, investors are subject to the credit risk of Citigroup Inc. and to changes in the market’s view of Citigroup Inc.’s creditworthiness. The securities are not guaranteed by any other entity. If Citigroup Inc. defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. Any decline, or anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc.’s credit risk is likely to adversely affect the value of the securities.

■
Investing in the securities exposes investors to risks associated with investments in securities with concentration in the energy sector. The stocks included in the share underlying index and that are generally tracked by the Energy Select Sector SPDR Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: oil, gas & consumable fuels and energy equipment & services.  Because the value of the securities is linked to the performance of the underlying shares, an investment in the securities exposes investors to risks associated with investments in securities with concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services.  Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services.   Some of the factors that may influence supply and demand for energy products and services include:  general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events.  The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities.  Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector.  The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

■
The securities will not be listed on any securities exchange, and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.

April 2012	PS-12

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

Citigroup Global Markets may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in any secondary market that may develop for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Citigroup Global Markets is willing to transact. If, at any time, Citigroup Global Markets were not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

■
The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets is willing to purchase the securities in secondary market transactions will likely be lower than the issue price, since the issue price includes, and secondary market prices are likely to exclude, underwriting fees paid with respect to the securities, as well as the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The secondary market prices for the securities are also likely to be reduced by the costs of unwinding the related hedging transactions. Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction. In addition, any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs. For further information on our use of proceeds and hedging, see “Summary Information – Q&A – Can You Tell Me More About the Effect of Citigroup Funding’s Hedging Activity?” in the PLUS product supplement.

■
The value of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in any secondary market that may develop and the price at which Citigroup Global Markets may be willing to purchase or sell the securities in any such secondary market, including: the value and volatility (frequency and magnitude of changes in value or price) of the underlying shares, the share underlying index and the stocks that constitute the share underlying index, the dividend yield of the underlying shares and the stocks that constitute the share underlying index, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the underlying shares, the share underlying index, any securities held by the fund, the stocks that constitute the share underlying index or equities markets generally and that may affect the closing price of the underlying shares, interest and yield rates in the market, time remaining until the securities mature and any actual or anticipated changes in the credit ratings or credit spreads of Citigroup Inc.  The price of the underlying shares may be, and has recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Historical Information” below. You may receive less, and possibly significantly less, than the stated principal amount of the securities if you try to sell your securities prior to maturity.

■
Potential for a lower comparable yield. The securities do not pay any periodic interest and do not guarantee the return of any principal at maturity. As a result, if the final share price does not increase sufficiently from the initial share price, taking into account the leverage factor, or the final share price does not decrease sufficiently from the initial share price, or the final share price is less than the trigger price, the effective yield on the securities will be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding (guaranteed by Citigroup Inc.) of comparable maturity.

■
Investing in the securities is not equivalent to investing in the underlying shares, any securities held by the fund or the stocks that constitute the share underlying index, and you will not be entitled to receive any dividends paid with respect to the underlying shares. Investing in the securities is not equivalent to investing in the underlying shares, any securities held by the fund or the stocks that constitute the share underlying index.  As of April 30, 2012, the underlying shares had a trailing 12-month dividend yield of 1.60% per year.  If this average dividend yield were to remain constant for the term of the securities, then, assuming no reinvestment of dividends, you would be forgoing an aggregate yield of 2.40% (calculated on a simple interest basis) by investing in the securities instead of investing directly in the underlying shares or in another investment linked to the underlying shares that provides for a pass-through of dividends.  However, it is impossible to predict whether the dividend yield over the term of the securities will be higher, lower or the same as this dividend yield or the dividend yield during any other period.  You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you.   The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.

■
Adjustments to the underlying shares or share underlying index could adversely affect the value of the securities. The investment adviser to Energy Select Sector SPDR® Fund, SSgA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index.  Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the fund.  Any of these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities.  Standard & Poor’s Financial Services LLC (“S&P”) is responsible for calculating and maintaining the share underlying index.  S&P may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index.

■
You will have no rights against the fund or the publisher of the share underlying index. You will have no rights against the fund, the Investment Adviser or S&P, even though your payment at maturity will depend upon the closing price of the underlying shares on the valuation date. The fund, the Investment Adviser and S&P are not in any way involved in this offering and have no obligations relating to the securities or the holders of the securities.

April 2012	PS-13

■
The fund is not the same as the share underlying index. The performance of the underlying shares may not exactly replicate the performance of the share underlying index because the fund will reflect transaction costs and fees that are not included in the calculation of the share underlying index. It is also possible that the fund may not fully replicate the share underlying index and may hold securities not included in the share underlying index.  In certain circumstances the performance of the fund may diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the fund, differences in trading hours between the fund and the shares constituting the share underlying index or due to other circumstances.  See “Information about the Underlying Shares” in this pricing supplement for additional information.

■
The anti-dilution adjustments do not cover every event that could affect the underlying shares. Citigroup Global Markets, as calculation agent, will adjust the initial share price for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the value of the securities and the amount payable at maturity may be materially and adversely affected.

■
The calculation agent, which is an affiliate of ours, will make determinations with respect to the securities.  Citigroup Global Markets, the calculation agent, is an affiliate of ours. As calculation agent, Citigroup Global Markets has determined the initial share price and the trigger price, will determine, among other things, the final share price and the absolute share return or share performance factor, as applicable, and will calculate the amount of cash you will receive at maturity, if any. Determinations made by Citigroup Global Markets, in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of a market disruption event and the selection of a successor shares in the event of a delisting or suspension of trading in the underlying shares or calculation of the final share price in the event of a market disruption event, or liquidation or other termination of the fund, may affect the payment to you at maturity.

■
Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. One or more of our affiliates have hedged our obligations under the securities and will carry out hedging activities related to the securities (and other instruments linked to the underlying shares, any securities held by the fund, the share underlying index and/or the stocks that constitute the share underlying index), including trading in the underlying shares, any securities held by the fund or the stocks that constitute the share underlying index and/or in instruments, such as options, swaps or futures related to the underlying shares, any securities held by the fund, the share underlying index and/or the stocks that constitute the share underlying index. Our affiliates also trade in the underlying shares, the securities held by the fund and the stocks that constitute the share underlying index and other financial instruments related to the underlying shares, the share underlying index, the securities held by the fund and the stocks that constitute the share underlying index on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have potentially affected the initial share price, the trigger price and, as a result, could have increased the price at which the underlying shares must close on the valuation date before an investor receives a payment at maturity that exceeds the stated principal amount of the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could affect the closing price of the underlying shares on the valuation date.  Accordingly, these hedging or trading activities could affect the amount of cash, if any, an investor will receive at maturity.

■
The U.S. federal tax consequences of an investment in the securities are unclear.  There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS.  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be affected materially and adversely.  As described above under “Tax considerations,” even if the treatment of the securities as prepaid forward contracts is respected, the securities may be treated as “constructive ownership transactions.”  In that case, all or a portion of any long-term capital gain U.S. Holders would otherwise recognize on a sale, exchange or settlement of the securities could be recharacterized as ordinary income, in which case an interest charge would apply with respect to the deemed tax liability that would have been incurred if such income had accrued at a constant rate over the period they held the securities.  In addition, as described above under “Tax considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and non-U.S. persons considering an investment in the securities should review carefully the section of the accompanying PLUS product supplement entitled “Certain United States Federal Income Tax Considerations” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments, the potential application of the constructive ownership regime and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

April 2012	PS-14

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

Information about the Underlying Shares

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Trust”), a registered investment company.  The Trust consists of nine separate investment portfolios, including the Energy Select Sector SPDR Fund.  The Energy Select Sector SPDR Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index.  Shares of the fund trade on NYSE Arca, Inc. under the ticker symbol XLE.  Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This document relates only to the securities offered hereby and does not relate to the underlying shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described in the preceding paragraph.  In connection with the offering of the securities, neither we nor the underwriter has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the underwriter makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the underlying shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment in the underlying shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”).  The securities are not sponsored, endorsed, sold or promoted by S&P, MGH or the Trust.  S&P, MGH and the Trust make no representation or warranty, express or limited, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly.  S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P Energy Select Sector Index

The S&P Energy Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the energy sector of the S&P 500® Index.  The S&P Energy Select Sector Index includes companies in the following industries: oil, gas & consumable fuels and energy equipment & services.  The Energy Select Sector Index was established with a value of 250.00 on June 30, 1998.  As of April 30, 2012, the S&P Energy Select Sector Index represented approximately 11% of the S&P 500® Index based on the market capitalization of the stocks.

The S&P 500® Index

The S&P 500® Index is published by S&P and is intended to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. The calculation of the value is based on the relative aggregate market value of the common stocks of 500 companies at a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The weighting and composition of the index components are updated periodically so that the S&P 500® Index reflects the performance of the U.S. equity markets.

As of April 30, 2012, the aggregate market value of the 500 companies included in the S&P 500® Index represented approximately 75% of the U.S. equities market. S&P chooses companies for inclusion in the S&P 500® Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock composition of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria

April 2012	PS-15

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company.

As of April 30, 2012, the 500 companies included in the S&P 500® Index were divided into 10 Global Industry Classification Sectors. The Global Industry Classification Sectors included (with the percentage of companies currently included in such sectors indicated in parentheses): Consumer Discretionary (11.22%), Consumer Staples (10.85%), Energy (11.22%), Financials (14.67%), Health Care (11.39%), Industrials (10.51%), Information Technology (20.29%), Materials (3.45%), Telecommunication Services (2.91%) and Utilities (3.50%). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.

THE S&P 500® INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT.

Computation of the S&P 500® Index. On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, S&P completed the full float adjustment of the S&P 500® Index. S&P’s criteria for selecting stocks for the S&P 500® Index were not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its market value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors and not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

●	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

●	holdings by governmental entities, including all levels of government in the United States or foreign countries; and

●
holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index will then be calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total market value of all S&P 500® component stocks relative to the S&P 500® Index’s base period of 1941-43 (the “base period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total market value of the S&P 500® component stocks during the base period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the S&P 500® component stocks by a number called the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period level of the S&P 500® Index.

The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“index maintenance”).

April 2012	PS-16

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All index divisor adjustments are made after the close of trading. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require index divisor adjustments.

All disclosures contained in this pricing supplement regarding the S&P 500® Index, including its makeup, method of calculation and changes in its components, are derived from publicly available information prepared by S&P. None of Citigroup Funding, Citigroup, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of such publicly available information.

April 2012	PS-17

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

Historical Information

The following table sets forth the published high, low and end-of-quarter closing prices of the underlying shares for each quarter in the period from January 3, 2007 through April 30, 2012. The closing price of the underlying shares on April 30, 2012 was $71.17. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. Historical closing prices of the underlying shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the underlying shares on the valuation date.

Energy Select Sector SPDR® Fund	High($)	Low($)	Period End($)
2007
First Quarter	61.00	54.05	60.24
Second Quarter	71.10	60.87	69.05
Third Quarter	75.70	65.05	74.94
Fourth Quarter	80.40	71.16	79.22
2008
First Quarter	80.40	67.27	73.80
Second Quarter	90.25	75.10	88.36
Third Quarter	88.97	61.65	63.77
Fourth Quarter	62.36	40.00	47.84
2009
First Quarter	51.95	38.12	42.46
Second Quarter	53.95	43.36	48.07
Third Quarter	55.89	44.52	53.92
Fourth Quarter	59.76	51.97	57.01
2010
First Quarter	60.30	53.74	57.52
Second Quarter	62.07	49.68	49.68
Third Quarter	56.31	49.38	56.06
Fourth Quarter	68.25	56.11	68.25
2011
First Quarter	80.01	67.78	79.81
Second Quarter	80.44	70.99	75.35
Third Quarter	79.79	58.59	58.59
Fourth Quarter	73.04	56.55	69.13
2012
First Quarter	76.29	69.46	71.73
Second Quarter (through April 30, 2012)	72.42	68.23	71.17

Additional Considerations

If no closing price of the underlying shares is available or there is a market disruption event on the valuation date, the calculation agent may determine the final share price in accordance with the procedures set forth in the PLUS product supplement. In addition, if the underlying shares are delisted, or trading in such shares is suspended, the calculation agent may select successor or substitute securities that the calculation agent determines in its sole discretion to be comparable to the underlying shares and the price of such successor or substitute securities will be substituted for all purposes. If the fund is liquidated or otherwise terminated, the closing price of the underlying shares will be determined by the calculation agent by reference to the share underlying index or a successor index. You should refer to the section “Description of the Notes—Delisting or Suspension of Trading in the Underlying ETF Shares; Termination of the Underlying ETF”, “—Discontinuance of an Underlying Index” and “—Alteration of Method of Calculation of an Underlying Index” in the PLUS product supplement for more information.

In case of default in payment at maturity of the securities, the securities will bear interest, payable upon demand of the beneficial owners of the securities in accordance with the terms of the securities, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of 2.35% per annum on the unpaid amount due.

We reserve the right to withdraw, cancel or modify any offering of the securities and to reject orders in whole or in part prior to their issuance.

April 2012	PS-18

Citigroup Funding Inc.
Dual Directional Trigger Securities Based on the Energy Select Sector SPDR® Fund due November 4, 2013

Validity of the Securities
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Funding Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Funding Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Funding Inc. and Citigroup Inc. respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinion set forth below of Douglas C. Turnbull, Associate General Counsel—Capital Markets and Corporate Reporting of Citigroup Inc. and counsel to Citigroup Funding Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 26, 2012, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 26, 2012, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Funding Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Funding Inc. and Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Funding Inc. and Citigroup Inc., as applicable.

In the opinion of Douglas C. Turnbull, Associate General Counsel—Capital Markets and Corporate Reporting of Citigroup Inc. and counsel to Citigroup Funding Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Funding Inc. has duly established the terms of the securities offered by this pricing supplement and duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) each of Citigroup Funding Inc. and Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture dated as of June 1, 2005, among Citigroup Funding Inc., as issuer, Citigroup Inc., as guarantor, and The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A., has been duly authorized, executed, and delivered by Citigroup Funding Inc. and Citigroup Inc.; and (iv) the execution and delivery of such indenture by Citigroup Funding Inc. and Citigroup Inc. and of the securities offered by this pricing supplement by Citigroup Funding Inc., and the performance by each such party of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Douglas C. Turnbull, or other internal attorneys with whom he has consulted, have examined and are familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Funding Inc. and Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Funding Inc. or Citigroup Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

PLUSSM is a service mark of Morgan Stanley. Used under license.

© 2012 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

April 2012	PS-19

You should rely only on the information contained or incorporated by reference in this pricing supplement and accompanying PLUS product supplement, prospectus supplement and base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this pricing supplement is accurate as of any date other than the date on the front of this pricing supplement.
TABLE OF CONTENTS

Citigroup Funding Inc.

Dual Directional Trigger Securities
Based on the Energy Select Sector
SPDR® Fund

Due November 4, 2013
$1,000 Stated Principal Amount per Security

Any Payments Due from
Citigroup Funding Inc.
Fully and Unconditionally Guaranteed
by Citigroup Inc.

Pricing Supplement
April 30, 2012

(Including PLUS Product Supplement Dated May 16,
2011, Prospectus Supplement Dated May 12, 2011
and Prospectus Dated May 12, 2011)

Page
Pricing Supplement
Final Terms	PS-2
Investment Overview	PS-3
Energy Select Sector SPDR® Fund Overview	PS-3
Key Investment Rationale	PS-5
Summary of Selected Key Risks	PS-5
Fact Sheet	PS-7
How The Securities Work	PS-10
Risk Factors	PS-12
Information about the Underlying Shares	PS-15
Historical Information	PS-18
Additional Considerations	PS-18
Validity of the Securities	PS-19

PLUS Product Supplement
Summary Information Q&A
Risk Factors	PPS-2
Description of the Notes	PPS-8
Certain United States Federal Income Tax Considerations	PPS-16
Plan of Distribution; Conflict of Interest	PPS-27
ERISA Matters	PPS-31

Prospectus Supplement	PPS-31
Risk Factors
Important Currency Information	S-3
Description of the Notes	S-7
Certain United States Federal Income Tax Considerations	S-8
Plan of Distribution; Conflicts of Interest	S-34
Validity of the Notes	S-41
ERISA Matters	S-42

Prospectus	S-42
Prospectus Summary
Forward-Looking Statements	1
Citigroup Inc.	8
Citigroup Funding Inc.	8
Use of Proceeds and Hedging	8
European Monetary Union	9
Description of Debt Securities	10
Description of Index Warrants	10
Description of Debt Security and Index Warrant Units	21
Plan of Distribution; Conflicts of Interest	24
ERISA Matters	25
Legal Matters	28
Experts	28